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                                                                    EXHIBIT 99.1

AREA
BANCSHARES
CORPORATION

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                                 MEDIA RELEASE

FOR IMMEDIATE RELEASE

     February 18, 1999

AREA BANCSHARES CORPORATION ANNOUNCES JANUARY EARNINGS

  Owensboro, Kentucky -- February 18, 1999 -- Area Bancshares Corporation (NASDAQ:AREA), a $2.2 billion multi-bank holding company, headquartered in Owensboro, Kentucky, reported today the results of its first month of operations following its merger with Peoples Bancorp of Winchester, Inc., a $165 million bank holding company headquartered in Winchester, Kentucky. The merger was effective January 4, 1999, and was accounted for as a pooling-of-interests. In conjunction with the merger, Area issued 1.3 million shares of common stock.

  Net income for January 1999 totaled $3,072,000 or $0.18 per diluted share. January's net income included an after-tax gain totaling $1,080,000 ($1,661,000 pre-tax) or $0.06 per diluted share from the sale of securities.

  Area is comprised of thirteen banks with 58 offices located in 24 cities throughout Kentucky.

CONTACT: Gary R. White of Area Bancshares Corporation at (502) 688-7824.


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